EXHIBIT 99.1

S&W Announces First Quarter Fiscal 2021 Financial Results

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – November 11, 2020 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the first quarter of fiscal year 2021 ended September 30, 2020.

"The seasonally slow first quarter came in line with our internal expectations and should become a critical pivot quarter for S&W as we expect the remainder of the fiscal year to show strong core revenue growth and improvements in gross margins,” commented Mark Wong, President & CEO of S&W Seed Company. "While the first quarter was comprised primarily of lower margin alfalfa seed sales to select regions of the world, we continue to be encouraged by the strong margin profile of our sorghum business. As we enter the remainder of the fiscal year, we expect the strength of our high margin sorghum business, coupled with continued realization of investments we have made within our sales and marketing, and research and development functions, to highlight the leveraged power of the S&W business model. We look forward to building off the strong core revenue growth momentum achieved last year as we proceed throughout fiscal 2021.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for the first quarter of fiscal 2021 was $12.2 million, compared to Core Revenue for the first quarter of fiscal 2020 of $9.0 million, an increase of approximately 35.8%. Included in Core Revenue for the first quarter of fiscal 2021 was $2.6 million attributable to Pasture Genetics, which the Company acquired on February 24, 2020.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business on a go-forward basis. In addition to the contribution to revenue from Pasture Genetics, the increase in Core Revenue for the first quarter of fiscal 2021 can be attributed to an increase in alfalfa sales in Saudi Arabia and South Africa.

Total revenue for the first quarter of fiscal 2021 was $13.9 million, compared to total revenue for the first quarter of fiscal 2020 of $12.3 million. For the first quarter of fiscal 2021, S&W recorded product revenue from Pioneer of $1.6 million under the new agreements, compared to $3.3 million in the first quarter of fiscal 2020.

GAAP gross margins during the first quarter of fiscal 2021 were 12.9% compared to GAAP gross margins of 25.1% in the first quarter of fiscal 2020. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 19.4% in the first quarter of fiscal 2021 compared to 27.9% in the first quarter of fiscal 2020. The change for the quarter was primarily driven by strategic lower margin alfalfa sales into certain regions to gain market share and targeted low margin sales to clear excess alfalfa inventory.

GAAP operating expenses for the first quarter of fiscal 2021 were $8.1 million, compared to $7.3 million in the first quarter of fiscal 2020. Adjusted operating expenses, excluding non-recurring transaction costs (see Table A2), were $8.1 million in the first quarter of fiscal 2021, compared to $7.1 million in the first quarter of fiscal 2020. The increase in adjusted operating expenses for the first quarter of fiscal 2021 can be attributed to additional expenses from the acquisition of Pasture Genetics, and additional investments in S&W's sales and marketing and research and development functions.

GAAP net loss for the first quarter of fiscal 2021 was $(7.2) million, or $(0.21) per basic and diluted share, compared to GAAP net loss of $(4.9) million, or $(0.15) per basic and diluted share, in the first quarter of fiscal 2020.

Adjusted net loss (see Table A3) for the first quarter of fiscal 2021 was $(6.9) million, or $(0.21) per basic and diluted share, excluding transaction costs, change in contingent consideration, and interest expense – amortization of debt discount. Adjusted net loss (see Table A3) for the first quarter of fiscal 2020, excluding transaction costs, change in estimated value of assets held for sale, and interest expense – amortization of debt discount, was $(4.5) million, or $(0.13) per basic and diluted share.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2021 was $(4.6) million, compared to adjusted EBITDA of $(2.7) million in the first quarter of fiscal 2020.

Outlook

S&W is reiterating its previously issued guidance issued on September 23, 2020. S&W expects Core Revenue for fiscal 2021 to be within a range of $73 to $79 million, representing an expected increase of 22% to 32% compared to fiscal 2020 Core Revenue of $59.9 million.

Including contributions from Pioneer, S&W continues to expect total revenue for fiscal 2021 to be within a range of $88 to $94 million.

Conference Call

S&W Seed Company has scheduled a conference call for Wednesday, November 11, 2020, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10149511. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted operating expenses; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash gains, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for inventory write-downs.

Adjusted operating expenses. We define adjusted operating expenses as operating expenses, adjusted to exclude non-recurring transaction costs from SG&A. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because non-recurring transaction costs are unrelated to our core performance during any particular period and are impacted by the timing of our acquisitions. We believe this provides investors with a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Adjusted net loss and non-GAAP loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction charges, change in estimated value of assets held for sale, change in contingent consideration, and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, change in contingent consideration, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: expectations regarding core revenue growth and improvements in gross margins during the remainder of fiscal 2021, including the anticipated drivers of core revenue growth; revenue outlook for 2021; and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that future acquisitions may not yield the anticipated benefits; sales during the high-volume selling season may be lower than expected; the realignment of our organization across geographic lines and to benefit from a multi-crop portfolio may not meet our expectations; our strategic initiatives may not achieve the expected results; global pandemics and other health crises, such as COVID-19, may negatively impact our operations and financial results; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2020 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	September 30,
	2020	2019
Revenue	$13,855,386	$12,272,458
Cost of revenue	12,074,454	9,199,586
Gross profit	1,780,932	3,072,872
Operating expenses
Selling, general and administrative expenses	4,684,744	4,648,326
Research and development expenses	2,016,686	1,588,191
Depreciation and amortization	1,378,088	1,064,798
Gain on disposal of property, plant and equipment	(1,000)	(11,575)
Total operating expenses	8,078,518	7,289,740
Loss from operations	(6,297,586)	(4,216,868)
Other expense
Foreign currency loss	99,217	98,187
Change in estimated value of assets held for sale	—	85,693
Change in contingent consideration obligation	104,821	—
Interest expense - amortization of debt discount	110,136	185,903
Interest expense	572,283	436,497
Loss before income taxes	(7,184,043)	(5,023,148)
Provision for income taxes	1,833	1,231
Net loss	$(7,185,876)	$(5,024,379)
Net loss attributed to noncontrolling interests	(13,116)	(98,889)
Net loss attributable to S&W Seed Company	$(7,172,760)	$(4,925,490)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.21)	$(0.15)
Diluted	$(0.21)	$(0.15)
Weighted average number of common shares outstanding:
Basic	33,450,569	33,284,453
Diluted	33,450,569	33,284,453

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
Gross profit	$1,780,932	$3,072,872

Inventory write-downs	908,497	347,566

Non-GAAP adjusted gross profit	$2,689,429	$3,420,438

Non-GAAP adjusted gross margin	19.4%	27.9%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
Operating expenses	$8,078,518	$7,289,740

Non-recurring transaction costs	(20,000)	(178,287)

Non-GAAP adjusted operating expenses	$8,058,518	$7,111,453

TABLE A3
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
Net loss attributable to S&W Seed Company	$(7,172,760)	$(4,925,490)

Non-recurring transaction costs	20,000	178,287

Change in estimated value of assets held for sale	-	85,693

Change in contingent consideration	104,821	-

Interest expense - amortization of debt discount	110,136	185,903

Non-GAAP adjusted net loss	$(6,937,803)	$(4,475,607)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.21)	$(0.13)
Diluted	$(0.21)	$(0.13)
Weighted average number of common shares outstanding:
Basic	33,450,569	33,284,453
Diluted	33,450,569	33,284,453

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
	September 30
	2020	2019
Net loss attributed to S&W	$(7,172,760)	$(4,925,490)

Non-recurring transaction costs	20,000	178,287

Non-cash stock-based compensation	320,409	158,837

Depreciation and amortization	1,378,088	1,064,798

Foreign currency loss	99,217	98,187

Change in estimated fair value of assets held for sale	-	85,693

Change in contingent consideration obligation	104,821	-

Interest expense - amortization of debt discount	110,136	185,903

Interest expense	572,283	436,497

Provision for income taxes	1,833	1,231

Non-GAAP adjusted EBITDA	(4,565,973)	(2,716,057)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	June 30,
	2020	2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,529,994	$4,123,094
Accounts receivable, net	20,208,165	19,023,098
Inventories, net	66,715,986	63,882,938
Prepaid expenses and other current assets	1,335,303	1,374,677
TOTAL CURRENT ASSETS	91,789,448	88,403,807
Property, plant and equipment, net	20,060,468	20,494,312
Intangibles, net	38,500,527	38,784,058
Goodwill	1,567,709	1,508,675
Other assets	6,439,452	6,764,781
TOTAL ASSETS	$158,357,604	$155,955,633
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,358,274	$8,045,694
Deferred revenue	8,271,055	6,171,904
Accrued expenses and other current liabilities	8,511,941	9,618,892
Lines of credit, net	30,907,408	26,983,264
Current portion of long-term debt, net	1,759,228	1,780,522
TOTAL CURRENT LIABILITIES	61,807,906	52,600,276
Long-term debt, net, less current portion	14,092,873	14,328,823
Contingent consideration obligation	4,533,529	4,263,503
Other non-current liabilities	3,193,215	3,427,054
TOTAL LIABILITIES	83,627,523	74,619,656
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 33,475,569 issued and 33,450,569 outstanding at September 30, 2020; 33,457,861 issued and 33,432,861 outstanding at June 30, 2020;	33,476	33,458
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	138,112,664	137,809,540
Accumulated deficit	(57,313,702)	(50,140,942)
Accumulated other comprehensive loss	(5,834,586)	(6,111,424)
Noncontrolling interests	(133,575)	(120,459)
TOTAL STOCKHOLDERS' EQUITY	74,730,081	81,335,977
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$158,357,604	$155,955,633

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,185,876)	$(5,024,379)
Adjustments to reconcile net loss from operating activities to net
Cash (used in) provided by operating activities
Stock-based compensation	320,409	158,837
Change in allowance for doubtful accounts	35,435	12,639
Inventory write-down	908,497	347,566
Depreciation and amortization	1,378,088	1,064,798
Gain on disposal of property, plant and equipment	(1,000)	(11,575)
Change in foreign exchange contracts	(7,615)	43,863
Change in contingent consideration obligation	104,821	-
Change in estimated fair value of assets held for sale	-	85,693
Amortization of debt discount	110,136	185,903
Changes in:	-	-
Accounts receivable	(957,486)	(974,615)
Inventories	(3,103,060)	(3,330,136)
Prepaid expenses and other current assets	69,035	104,664
Other non-current asset	53,916	24,212
Accounts payable	4,046,160	7,282,377
Deferred revenue	2,099,161	2,677,388
Accrued expenses and other current liabilities	(1,262,195)	(89,253)
Other non-current liabilities	(80,409)	(414,033)
Net cash (used in) provided by operating activities	(3,471,983)	2,143,949
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(121,525)	(816,169)
Proceeds from disposal of property, plant and equipment	2,000	20,075
Acquisition of wheat assets	-	(2,633,000)
Net cash used in investing activities	(119,525)	(3,429,094)
CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net share settlements of stock-based compensation awards	(17,267)	(7,238)
Borrowings and repayments on lines of credit, net	3,208,863	(706,865)
Borrowings of long-term	-	258,194
Debt issuance costs	(54,956)	(41,636)
Repayments of long-term debt	(439,027)	(342,304)
Net cash provided by (used in) financing activities	2,697,613	(839,849)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	300,795	(239,815)
NET DECREASE IN CASH & CASH EQUIVALENTS	(593,100)	(2,364,809)
CASH AND CASH EQUIVALENTS, beginning of the period	4,123,094	3,431,802
CASH AND CASH EQUIVALENTS, end of period	$3,529,994	$1,066,993